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                              APARTMENT INVESTMENT AND
                                  MANAGEMENT COMPANY

                       NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN












                               ADOPTED AUGUST 29, 1996


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                                  TABLE OF CONTENTS

                                                                            PAGE


SECTION 1     PURPOSE OF PLAN; DEFINITIONS..................................  1

SECTION 2     ADMINISTRATION................................................. 4

SECTION 3     STOCK SUBJECT TO PLAN.......................................... 7

SECTION 4     ELIGIBILITY.................................................... 8

SECTION 5     STOCK OPTIONS.................................................. 8

SECTION 6     STOCK APPRECIATION RIGHTS AND
              LIMITED STOCK APPRECIATION RIGHTS............................. 11

SECTION 7     DIVIDEND EQUIVALENTS.......................................... 14

SECTION 8     RESTRICTED STOCK, DEFERRED STOCK AND
              PERFORMANCE SHARES............................................ 15

SECTION 9     AMENDMENT AND TERMINATION..................................... 17

SECTION 10    UNFUNDED STATUS OF PLAN....................................... 17

SECTION 11    GENERAL PROVISIONS............................................ 18

SECTION 12    EFFECTIVE DATE OF PLAN........................................ 19

SECTION 13    TERM OF PLAN.................................................. 19


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                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                       NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN

                                      SECTION 1

                             PURPOSE OF PLAN; DEFINITIONS

         1.1 PURPOSE. The purpose of the Plan is to reinforce the long-term commitment to the Company's success of those officers (including officers who are directors of the Company), other employees, independent directors, consultants and advisors of the Company who are or will be responsible for such success; to facilitate the ownership of the Company's stock by such individuals, thereby reinforcing the identity of their interests with those of the Company's stockholders; and to assist the Company in attracting and retaining officers and other employees, directors and consultants and advisors with experience and ability.

         1.2 DEFINITIONS. Wherever the masculine gender is used it shall include the feminine, and where a singular pronoun is used, it shall include the plural, unless the context clearly indicates otherwise. For purposes of the Plan, the following terms shall be defined as set forth below:

              (a) "ADMINISTRATOR" means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

              (b) "BOARD" means the Board of Directors of the Company.

              (c) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

              (d) "COMMITTEE" means the Compensation Committee of the Board other than directors who are not Non-Employee Directors, including such additional individuals as the Board shall designate in order to fulfill the Non-Employee Director requirement of Rule 16b-3 as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Act"), and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, or any other Committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of individuals who are Non-Employee Directors. If at any time the Board


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shall not administer the Plan, then the functions of the Board specified in the
Plan shall be exercised by the Committee.

              (e) "COMPANY" means Apartment Investment and Management Company, a Maryland corporation (or any successor corporation).

              (f) "COMPANY EMPLOYEE" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company.

              (g) "DEFERRED STOCK" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

              (h) "DISABILITY" means the inability of a Participant to perform substantially his duties and responsibilities to the Company by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Company that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

              (i) "DIVIDEND EQUIVALENT" means an award granted pursuant to
Section 7 of a right to receive certain payments with respect to shares of Stock of the Company.

              (j) "EFFECTIVE DATE" shall mean the date provided pursuant to
Section 12.

              (k) "ELIGIBLE EMPLOYEE" means any Company Employee or Partnership Employee eligible to participate in the Plan pursuant to Section 4.

              (l) "FAIR MARKET VALUE" means, as of any given date, with respect to any awards granted hereunder (A) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the trading day previous to such date, then on the next preceding trading day during which a sale occurred; or
(B) if such Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor


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quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (C) if such Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (D) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

              (m) "LIMITED STOCK APPRECIATION RIGHT" means a Stock Appreciation Right that can be exercised only in the event of a "Change of Control" (as defined in the award evidencing such Limited Stock Appreciation Right).

              (n) "NON-EMPLOYEE DIRECTOR" shall have the meaning set forth in Rule 16b-3 of the Act, and as such Rule may be amended from time to time, or any successor definition adopted by the Commission.

              (o) "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an incentive stock option within the meaning of Section 422 of the Code.

              (p) "PARTICIPANT" means any Eligible Employee, or any consultant or advisor to the Company selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Dividend Equivalents, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing.

              (q) "PERFORMANCE SHARE" means an award of shares of Stock pursuant to Section 8 that is subject to restrictions based upon the attainment of specified performance objectives.

              (r) "RESTRICTED STOCK" means an award granted pursuant to Section 8 of shares of Stock subject to certain restrictions.

         1.3 "STOCK" means the Class A Common Stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to


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purchase Class A Common Stock.  Debt securities of the Company convertible into
Class A Common Stock shall be deemed equity securities of the Company.

         1.4 "STOCK OWNERSHIP LIMIT" means the restrictions on ownership and transfer of Common Stock provided in Section 3.4 of the Company's Charter.

         1.5 "STOCK APPRECIATION RIGHT" means the right pursuant to an award granted under Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

         1.6 "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

                                      SECTION 2

                                    ADMINISTRATION

         2.1 ADMINISTRATOR. The Plan shall be administered by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board, in accordance with the requirements of Rule 16b-3 of the Act.

         2.2 DUTIES AND POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant to Eligible Employees, consultants and advisors to the Company, pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights or Limited Stock Appreciation Rights, (c) Dividend Equivalents, (d) Restricted Stock, (e) Performance Shares, (f) Deferred Stock or
(g) any combination of the foregoing.

         In particular, the Administrator shall have the authority:

              (a) to select those employees of the Company who shall be Eligible Employees;

              (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Dividend Equivalents, Restricted Stock, Deferred Stock, Performance Shares or a combination of the


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foregoing, are to be granted hereunder to Eligible Employees, consultants and advisors to the Company;

              (c) to determine the number of shares to be covered by each such award granted hereunder;

              (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restrictions applicable to Restricted or Deferred Stock awards and the conditions under which restrictions applicable to such Restricted or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to the award of Performance Shares);

              (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Dividend Equivalents, Restricted Stock, Deferred Stock, Performance Shares or any combination of the foregoing; and

              (f) in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         2.3 MAJORITY RULE. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

         2.4  COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS.
Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities that members of the Committee or Board may incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Board, the Company and the Company's officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee


                                          5

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or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any award, and all members of the Committee and Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

         2.5 DELEGATION OF AUTHORITY. The Administrator may in his sole and absolute discretion delegate to the Chief Financial Officer of the Company or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Administrator under this Plan, other than the authority to make grants under this Plan, to determine the price, timing or amount of such grants or to determine any other matter required by Rule 16b-3 or other applicable law to be determined in the sole and absolute discretion of the Administrator.

         2.6 NO LIABILITY. No member of the Board or the Committee, or director, officer or employee of the Company shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

         2.7 INDEMNIFICATION. To the fullest extent permitted by law, each of the members of the Board and the Committee and each of the directors, officers and employees of the Company, shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of this Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.


                                      SECTION 3

                                STOCK SUBJECT TO PLAN

         3.1 NUMBER OF AND SOURCE OF SHARES. The total number of shares of Stock reserved and available for issuance under the Plan shall be 500,000. Such shares shall consist solely of shares of Stock reacquired by the Company.


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         3.2  UNREALIZED AWARDS.  To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock otherwise issuable under the Plan have been pledged as collateral for indebtedness incurred by a Participant in connection with the realization of any award hereunder, and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

         3.3 ADJUSTMENT OF AWARDS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the kind and aggregate number of shares reserved for issuance under the Plan, (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of shares issuable pursuant to awards of Restricted Stock, Deferred Stock and Performance Shares, as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made respecting awards hereunder as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company in connection with Stock Appreciation Rights, Limited Stock Appreciation Rights and Dividend Equivalents awarded under the Plan. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property in exchange therefor.

                                      SECTION 4

                                     ELIGIBILITY

         GENERAL PROVISIONS. Subject to Section 3.1 and the Stock Exchange Ownership Limit, officers (including officers who are directors of the Company), other key employees of, and consultants and advisors to the Company, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, shall be eligible to be granted Stock Options, Stock Appreciation Rights, Dividend Equivalents, Limited Stock Appreciation Rights, awards, Deferred Stock awards or Performance Shares hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees, consultants and advisors to the Company recommended by the senior management of the Company, and the


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Administrator shall determine, in its sole discretion, the number of shares covered by each award.


                                      SECTION 5

                                    STOCK OPTIONS

         5.1 OPTION AWARDS. Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

         The Stock Options granted under the Plan shall be Non-Qualified Stock Options. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

         5.2 OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than the par value of the Stock.

         5.3 OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

         5.4 EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.


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         5.5  METHOD OF EXERCISE.  Subject to Section 5.4 above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Dividend Equivalents, Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Dividend Equivalents, Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Dividend Equivalents, Restricted Stock or Performance Shares surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Dividend Equivalents, Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 11.1.

         5.6 The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; PROVIDED, HOWEVER, should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

         5.7 LOANS. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall
(i) be evidenced by promissory notes entered into by the Stock Option holders in favor of


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the Company, (ii) be subject to the terms and conditions set forth in this
Section 5.7 and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; PROVIDED, HOWEVER, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

         5.8 NON-TRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         5.9 TERMINATION OF EMPLOYMENT OR SERVICE. If an optionee's employment with or service as a director of or consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

                                      SECTION 6

                            STOCK APPRECIATION RIGHTS AND
                          LIMITED STOCK APPRECIATION RIGHTS

         6.1 GRANT AND EXERCISE. Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or


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in conjunction with all or part of any Stock Option granted under the Plan
("Related Rights"). Related Rights may be granted either at or after the time of the grant of such Stock Option.

         A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

         A Related Right may be exercised by an optionee, in accordance with
Section 6.2, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

         6.2 TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

              (a) Stock Appreciation Rights that are Related Rights ("Related Stock Appreciation Rights") shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

              (b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.


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              (c)  Related Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under Section 5 of the Plan.

              (d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Related Stock Appreciation Right.

              (e) Stock Appreciation Rights that are Free Standing Rights ("Free Standing Stock Appreciation Rights") shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

              (f) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

              (g) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the right is being exercised, with the Administrator having the right to determine the form of payment.

              (h) Free Standing Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that a Stock Option would be transferable or exercisable under Section 5 of the Plan.

              (i) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.


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              (j)  Limited Stock Appreciation Rights may only be exercised within the 30-day period following a "Change of Control" (as defined by the Administrator in the agreement evidencing such Limited Stock Appreciation Right) and, with respect to Limited Stock Appreciation Rights that are Related Rights ("Related Limited Stock Appreciation Rights"), only to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

              (k) Upon the exercise of a Limited Stock Appreciation Right, the recipient shall be entitled to receive an amount in cash equal in value to the excess of the "Change of Control Price" (as defined in the agreement evidencing such Limited Stock Appreciation Right) of one share of Stock as of the date of exercise over (A) the option price per share specified in the related Stock Option, or (B) in the case of a Limited Stock Appreciation Right which is a Free Standing Stock Appreciation Right, the price per share specified in the Free Standing Stock Appreciation Right, such excess to be multiplied by the number of shares in respect of which the Limited Stock Appreciation Right shall have been exercised.

                                      SECTION 7

                                 DIVIDEND EQUIVALENTS

         7.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants, which will entitle such a Participant to receive, on a current or deferred basis and subject to such conditions as may be imposed by the Committee, cash payments from the Company in the same amounts (or such lesser fraction of such amounts as may be specifically set forth in the Dividend Equivalent agreement evidencing such award) that the holder of record of such number of shares of stock would be entitled to receive as cash dividends on such stock (unless otherwise limited in such agreement). Dividend Equivalent agreements will specify the expiration date of such Dividend Equivalents, the number of shares of stock to which it relates, and such other conditions as the Committee may impose. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying awards to which they relate.


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

         7.2 PAYMENTS. The right to a cash payment in respect of a Dividend Equivalent will apply to all dividends the record date for which occurs at any time during the period commencing on the date the Dividend Equivalent is granted and ending on the date such Dividend Equivalent expires or is terminated, whichever occurs first.

         7.3 RELATED DIVIDEND EQUIVALENTS. If a Dividend Equivalent is granted in conjunction with the grant of a Stock Option or a Stock Appreciation Right, the applicable Dividend Equivalent agreement will provide that the grantee thereof is entitled to receive from the Company cash payments either current or deferred in the same amounts (or such lesser fraction of such amounts as may be specifically set forth in the Dividend Equivalent agreement) that the holder of record of a number of shares of Stock equal to the number of shares covered by such Stock Option or Stock Appreciation Right would be entitled to receive as dividends on such Stock unless otherwise limited in the Dividend Equivalent agreement. Such right to cash payment will apply to, and such Dividend Equivalent will remain outstanding in respect of, all cash dividends the record date for which occurs at any time during the period commencing on the date the related Stock Option or Stock Appreciation Right is granted and ending on the date that such Stock Option or Stock Appreciation Right is exercised, expires or terminates, whichever occurs first.


                                      SECTION 8

                         RESTRICTED STOCK, DEFERRED STOCK AND
                                  PERFORMANCE SHARES

         8.1 GENERAL. Restricted Stock, Deferred Stock or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Employees, consultants and advisors to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock or Performance Share awards; the Restricted Period (as defined in Section 8.3 hereof) applicable to Restricted Stock or Deferred Stock awards; the performance objectives applicable to Performance Share or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock and Performance Share awards. The Administrator may also condition the grant of Restricted Stock, Deferred Stock


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

awards or Performance Shares upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient. In the discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 5 with respect to the exercise of stock options.

         8.2 AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement," "Subscription Agreement," "Deferred Stock Award Agreement," "Performance Share Award Agreement," or other award agreement, as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify after the award date).
Except as otherwise provided below in this Section 8.2, (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

         The Company may require that the stock certificates evidencing Restricted Stock or Performance Share awards hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock award.

         8.3 RESTRICTIONS AND CONDITIONS. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this Section 8 shall be subject to the following restrictions and conditions:

              (a) Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Subscription Agreement, Deferred Stock Award Agree-


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

ment, Performance Share Award Agreement or other award agreement, as appropriate, governing such award, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock awarded under the Plan; PROVIDED, HOWEVER, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service, death or Disability or the occurrence of a "Change of Control" as defined in the agreement evidencing such award.

              (b) Except as provided in Section 8.3(a), the Participant shall generally have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder with respect to such stock during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to stock subject to Deferred Stock awards during the Restricted Period; PROVIDED, HOWEVER, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Restricted Stock, Performance Shares or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

              (c) The rights of holders of Restricted Stock, Deferred Stock and Performance Share awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement, Subscription Agreement, Deferred Stock Award Agreement, Performance Share Award Agreement or other award agreement, as appropriate, governing such awards.


                                      SECTION 9

                              AMENDMENT AND TERMINATION

         The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights


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

of a Participant under any award theretofore granted without such Participant's consent.

         The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3.3 above, no such amendment shall impair the rights of any holder without his or her consent.

                                      SECTION 10

                               UNFUNDED STATUS OF PLAN

         The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                      SECTION 11

                                  GENERAL PROVISIONS

         11.1 The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

         11.2 Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee, consultant or advisor of the Company any right to continued employment with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its employees, consultants or advisors at any time.

         11.3 Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         11.4 No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                                      SECTION 12

                                EFFECTIVE DATE OF PLAN

         The Plan became effective (the "Effective Date") on August 29, 1996, the date the Company's Board of Directors formally approved the Plan.

                                      SECTION 13

                                     TERM OF PLAN

         No Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Dividend Equivalent, Restricted Stock, Deferred Stock or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.


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